Exhibit 3.2

BYLAWS

OF

NCM FINANCIAL, INC.

(the “Corporation”)

ARTICLE I

OFFICES

Section 1.1            Principal Office. The registered office of the Corporation shall be at 921 Proton Road, San Antonio, Texas 78258. The principal office of the Corporation shall be located at 2101 Cedar Springs Road, Suite 1050, Dallas, TX 75201.

Section 1.2            Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the board of directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1            Place of Meetings. Meetings of stockholders shall be held at any place within or without the State of Texas designated by resolution of the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation in the State of Texas.

Section 2.2            Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 2.3            Quorum. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

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Section 2.4            Voting by Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, or the Articles of Incorporation, or these Bylaws (including, without limitation, Article VII), a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.5            Voting Procedure. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. All proxies must be filed with the Secretary of the Corporation prior to or at the beginning of each meeting in order to be counted in any vote at such meeting. Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 8.4 hereof.  Except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws (including, without limitation, Article VII), all elections shall be had and all questions decided by a plurality vote.

Section 2.6            Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.7            Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to neither vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation.

Section 2.8            List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the

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meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.9            Action Without Meeting; Telephone Meetings; Facsimile Signatures. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. A telegram, telex, cablegram, or similar transmission by the stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the stockholder shall be treated as signed by the stockholder for purposes of this Section.

ARTICLE III

DIRECTORS

Section 3.1            Number; Election. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than five (5). The first Board shall consist of one (1) director; the Board of Directors may by resolution duly adopted establish from time to time the number of directors which shall constitute the whole Board of Directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until a successor is elected and qualified.

Section 3.2 Intentionally omitted;

Section 3.3 Removal and Vacancies. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any annual or special meeting of stockholders by the affirmative vote of a majority of the stock represented and entitled to vote thereon. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided that as the result of an increase in number the Board of Directors may fill no more than two (2) such vacancies during the period between any two (2) successive annual meetings of the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

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Section 3.4 Management. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.5 Place of Meetings. The Board of Directors may hold its meetings, both regular and special, either within or without the State of Texas and have one or more offices. The books and records of the Corporation shall be kept at the principal place of business of the Corporation.

Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 3.7 Special Meetings. Special meetings of the Board of Directors may be called by the President on twenty-four (24) hours' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two (2) directors unless the Board consists of only one (1) director, in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 3.8 Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of the majority of the directors present at any meeting in which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one (1) director is authorized, such sole director shall constitute a quorum.

Section 3.9 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.10 Telephone Meetings. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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COMMITTEES OF DIRECTORS

Section 3.11 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each such committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 3.12 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 3.13 Compensation and Expenses. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 4.1            Officers. The officers of this Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.3.  In the event there are two (2) or more Vice Presidents, then one (1) or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.

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Section 4.2            Election. The Board of Directors, at its first meeting and after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 4.3            Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.4            Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4.5            Removal; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

Section 4.6            Powers and Duties. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 4.7 herein.

PRESIDENT

Section 4.7            Powers and Duties. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

VICE PRESIDENTS

Section 4.8            Powers and Duties. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

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SECRETARY AND ASSISTANT SECRETARY

Section 4.9            Powers and Duties; Corporate Seal. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 4.10        Assistant Secretary:  Powers and Duties. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

Section 4.11        Powers and Duties. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 4.12        Assistant Treasurer:  Powers and Duties. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence of disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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ARTICLE V

INDEMNIFICATION

Section 5.1            Definitions. For purposes of this Article V the following terms shall have the meanings indicated:

“Corporate Status” describes the status of a person who is or was a director, Officer, employee, agent, trustee or fiduciary of the Corporation or of any other corporation, limited partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Corporation.

“Court” means the court in which the Proceeding in respect of which indemnification is sought by a Covered Person shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

“Covered Person” means a person who is a present or former director or Officer of the Corporation and shall include such person's legal representatives, heirs, executors and administrators.

“Disinterested” describes any individual, whether or not that individual is a director, Officer, employee or agent of the Corporation, who is not and was not and is not threatened to be made a party to the Proceeding in respect of which indemnification, advancement of Expenses or other action is sought by a Covered Person.

“Expenses” shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“Good Faith” shall mean a Covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in the best interests of the Corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person's conduct was unlawful.

“Improper Personal Benefit” shall include, but not be limited to, the personal gain in fact by reason of a person's Corporate Status of a financial profit, monies or other advantage not also accruing to the Corporation or to the stockholders generally and which is unrelated to his usual compensation including, but not limited to, (i) in exchange for the exercise of influence over the Corporation's affairs, (ii) as a result of the diversion of corporate opportunity, or (iii) pursuant to the use or communication of confidential or inside information for the purpose of generating a profit from trading in the Corporation's securities. Notwithstanding the foregoing, “Improper Personal Benefit” shall not include any benefit, directly or indirectly, related to actions taken in order to evaluate, discourage, resist, prevent or negotiate any transaction with or proposal from any person or entity seeking control of, or a controlling interest in, the Corporation.

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“Independent Counsel” means a law firm, or a partner of a law firm, that is experienced in matters of Corporation law and may include law firms or partners thereof that are regularly retained by the Corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the Corporation or Covered Person in an action to determine the Covered Person's rights under this Article.

“Officer” means the president, vice presidents, treasurer, assistant treasurer(s), secretary, assistant secretary and such other executive Officers as are appointed by the Board of Directors of the Corporation and explicitly entitled to indemnification hereunder.

“Proceeding” includes any actual, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Covered Person, but including one initiated by a Covered Person for the purpose of enforcing such Covered Person's rights under this Article to the extent provided in Section 5.2 herein. “Proceeding” shall not include any counterclaim brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

Section 5.2            Right to Indemnification in General.

(a)	Covered Persons. The Corporation may indemnify, and may advance Expenses, to each Covered Person who is, was or is threatened to be made a party or otherwise involved in any Proceeding, as provided in this Article V and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

The indemnification provisions in this Article V shall be deemed to be a contract between the Corporation and each Covered Person who serves in any Corporate Status at any time while these provisions as well as the relevant provisions of the Texas Business Corporation Act are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Covered Person.

(b)	Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification and the advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of Expenses of Covered Persons.
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(c)	Adverse Adjudication. Notwithstanding any provision of this Article to the contrary, no indemnification shall be provided for any Covered Person with respect to any matter as to which he shall have been adjudicated in any Proceeding not to have acted in Good Faith.

Section 5.3            Proceedings Other Than Proceedings by or in the Right of the Corporation. Each Covered Person may be entitled to the rights of indemnification provided in this Section 5.3 if, by reason of such Covered Person's Corporate Status, such Covered Person is, was or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the Corporation. Each Covered Person may be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlements, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.

Section 5.4            Proceedings by or in the Right of the Corporation. Each Covered Person may be entitled to the rights of indemnification provided in this Section 5.4 if, by reason of such Covered Person's Corporate Status, such Covered Person is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Such Covered Person may be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.  Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the Corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

Section 5.5            Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any provision of this Article to the contrary, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, such Covered Person may be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith. If such Covered Person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation may indemnify such Covered Person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with each successfully

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resolved claim, issue or matter. For purposes of this Section 5.5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.6            Indemnification for Expenses of a Witness.  Notwithstanding any provision of this Article V to the contrary, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith.

Section 5.7            Advancement of Expenses. Notwithstanding any provision of this Article to the contrary, the Corporation may advance all reasonable Expenses which, by reason of a Covered Person's Corporate Status, were incurred by or on behalf of such Covered Person in connection with any Proceeding, within thirty (30) days after the receipt by the Corporation of a statement or statements from such Covered Person requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Covered Person and shall include or be preceded or accompanied by an undertaking by or on behalf of the Covered Person to repay any Expenses if such Covered Person shall be adjudged to be not entitled to be indemnified against such Expenses. Any advance and undertaking to repay pursuant to this Section 5.7 shall be interest-free and made without reference to the financial ability of the Covered Person to make such repayment, as the Corporation sees fit.  Advancement of Expenses pursuant to this Section 5.7 shall not require approval of the Board of Directors or the stockholders of the Corporation, or of any other person or body. The secretary of the Corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.7.

Section 5.8            Notification and Defense of Claim. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim is to be made against the Corporation under this Article, notify the Corporation of the commencement of the Proceeding. The failure to notify the Corporation will not relieve the Corporation from any liability which it may have to such Covered Person otherwise than under this Article. With respect to any such Proceedings to which such Covered Person notifies the Corporation:

(a)	The Corporation will be entitled to participate in the defense at its own expense.
(b)	Except as otherwise provided below in this subparagraph (b), the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person. After notice from the Corporation to the Covered Person of its election to assume the defense of a suit, the Corporation will not be liable to the Covered Person under this Article for any legal or other expenses subsequently incurred by the Covered Person in connection with
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the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below in this subparagraph (b). The Covered Person shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense shall be at the expense of the Covered Person except as provided in this paragraph. The fees and expenses of counsel shall be at the expense of the Corporation if (i) the employment of counsel by the Covered Person has been authorized by the Corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the Corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the Corporation's outside counsel regularly employed by it in connection with corporate matters, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding.  The Corporation shall be entitled to participate in, but shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which the Covered Person shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the Corporation's said outside counsel.

(c)	Notwithstanding any provision of this Article to the contrary, the Corporation shall not be obligated to indemnify the Covered Person under this Article for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Covered Person for any purpose without such Covered Person's written consent. Neither the Corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.
(d)	If it is determined that the Covered Person is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Covered Person of the additional amounts for which he is to be indemnified shall be made within ten (10) days after such determination.

Section 5.9            Procedures.

(a)	Method of Determination. A determination (as provided for by this Article or if required by applicable law in the specific case) with respect to a Covered Person's entitlement to indemnification shall be made either (a) by the Board of Directors by a majority vote of a quorum consisting of Disinterested directors, or (b) in the event that a quorum of the Board of Directors consisting of Disinterested directors is not obtainable or, even if obtainable, such quorum of Disinterested directors so directs, by Independent Counsel in a written determination to the board of directors, a copy of which shall be delivered to the Covered Person seeking indemnification, or (c) by the vote of the holders of a majority of the Corporation's capital stock outstanding at the time entitled to vote thereon.
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(b)	Initiating Request. A Covered Person who seeks indemnification under this Article shall submit a Request for Indemnification, including such documentation and information as is reasonably available to such Covered Person and is reasonably necessary to determine whether and to what extent such Covered Person is entitled to indemnification.
(c)	Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall not presume that the Covered Person is or is not entitled to indemnification under this Article.
(d)	Burden of Proof. Each Covered Person shall bear the burden of going forward and demonstrating sufficient facts to support his claim for entitlement to indemnification under this Article. That burden shall be deemed satisfied by the submission of an initial Request for Indemnification pursuant to Section 5.9(b) above.
(e)	Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.

Section 5.10        Action by the Corporation. Any action, payment, advance determination other than a determination made pursuant to Section 5.9(a) above, authorization, requirement, grant of indemnification or other action taken by the Corporation pursuant to this Article shall be effected exclusively through any Disinterested person so authorized by the Board of Directors of the Corporation, including the president or any vice president of the Corporation.

Section 5.11        Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a Covered Person may at any time be entitled under applicable law, the Articles of Incorporation, these Bylaws, any agreement, a vote of stockholders or a resolution of the Board of Directors, or otherwise. No amendment, alteration, rescission or replacement of this Article or any provision hereof shall be effective as to an Covered Person with respect to any action taken or omitted by such Covered Person in such Covered Person's Corporate Status or with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.

Section 5.12        Insurance. The Corporation may maintain, at its expense, an insurance policy or policies to protect itself and any Covered Person, officer, employee or agent of the Corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the Corporation would have the power to indemnify any such person against such liability under the Texas Business Corporation Act.

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Section 5.13        No Duplicative Payment. The Corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 5.14        Expenses of Adjudication. In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person's rights under, or to recover damages for breach of, this Article, such Covered Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 5.1 of this Article) actually and reasonably incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein. If it shall be determined in such adjudication or arbitration that the Covered Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.

Section 5.15        Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)	the validity, legality and enforceability of the remaining provisions of this Article V (including without limitation, each portion of any Section of this Article V containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(b)	to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VI

INTENTIONALLY DELETED

ARTICLE VII

AMENDMENTS

Section 7.1            Amendment by Stockholders. Prior to the issuance of stock, these Bylaws may be amended, altered or repealed by the incorporator(s) by majority vote. After stock has been issued, these Bylaws may be amended, altered or repealed by the stockholders at any annual or special meeting by vote of a majority of all shares outstanding and entitled to vote.  Provided however, that, where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Articles of Incorporation or these Bylaws, such

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amendment shall require the vote that would have been required by such other provision. Notice and a copy of any proposal to amend these Bylaws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

Section 7.2            Amendment by Board of Directors.

(a)	These Bylaws may be amended, altered or repealed by the Board of Directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the Bylaws in a manner which:
(i)	changes the stockholder voting requirements for any action;
(ii)	alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;
(iii)	alters the provisions of Section 3.2, Article VI, or Sections 7.3 or 7.4 hereof; or
(iv)	permits the Board of Directors to take any action which under law, the Articles of Incorporation or these Bylaws is required to be taken by the stockholders.
(b)	If the Bylaws are amended or altered by the Board of Directors, notice of the amendment, alteration or repeal shall be given to all stockholders entitled to vote not later than the time of giving notice of the next meeting of stockholders following such amendment, alteration or repeal.

Section 7.3            Alteration or Repeal of Amendment. Any amendment of these Bylaws by the Board of Directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.

ARTICLE VIII

CAPITAL STOCK

Section 8.1            Stock Certificates. Each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the Corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the Board of Directors from time to time as permitted by law, shall bear the seal of the Corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of Corporation's officers may be facsimile if the stock certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee.

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If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 8.2            Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the Corporation by delivery to the Corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

Section 8.3            Record Holders. Except as otherwise may be required by law, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation of his post office address.

Section 8.4            Record Date. In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any other action.  In such case only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed:  the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;  the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and  the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 8.5            Transfer Agent and Registrar for Shares of Corporation. The Board of Directors may appoint a transfer agent and a registrar of the certificates of stock of the Corporation.  Any transfer agent so appointed shall maintain, among other records, a

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stockholders' ledger, setting forth the names and addresses of the holders of all issued shares of stock of the Corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the Corporation is authorized to issue and the total number of shares actually issued. The stockholders' ledger and the share register are hereby identified as the stock transfer books of the Corporation; but as between the stockholders' ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders' ledger maintained by the transfer agent shall be the official list of stockholders of record of the Corporation. The name and address of each stockholder of record, as they appear upon the stockholders' ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Stockholders, but not the Corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the Corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders' ledger maintained by the transfer agent.

Section 8.6            Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe, including, in the discretion of the Board of Directors, a requirement of bond and indemnity to the Corporation.

Section 8.7            Restrictions on Transfer. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Articles of Incorporation, the Bylaws or any agreement to which the Corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 8.8            Multiple Classes of Stock The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Articles of Incorporation.  At all times when there are two (2) or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Incorporation and these Bylaws. Every certificate issued when the Corporation is authorized to issue more than one (1) class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

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ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1            Articles of Incorporation. All references in these Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time.

Section 9.2            Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on the 31st day of December of each year.

Section 9.3            Corporate Seal. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

Section 9.4            Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the Corporation on its behalf shall be signed by the president or the treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

Section 9.5            Voting of Securities. Unless the Board of Directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

Section 9.6            Evidence of Authority. A certificate by the clerk or any assistant clerk as to any action taken by the stockholders, directors or any officer or representative of the Corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Articles of Incorporation or by these Bylaws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the Corporation only in the event of absence of another officer or any other contingency shall bind the Corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section 9.7            Corporate Records. The original, or attested copies, of the Articles of Incorporation, Bylaws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock held by each) shall be kept in Dallas, Texas, at the principal office of the Corporation, or at an office of its resident agent, transfer agent or of the clerk or of the assistant clerk, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

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IN WITNESS WHEREOF, the undersigned has executed these Bylaws effective this __9__ day of June, 2013.

NCM FINANCIAL, INC.

Signature	Title	Date

/s/ Michael Noel	President	June 9, 2013
Michael Noel

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